UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2014 (November 21, 2014)

Stellus Capital Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	814-00971	46-0937320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

4400 Post Oak Parkway, Suite 2200

Houston, Texas 77027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (713) 292-5400

Not Applicable

 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2014, Stellus Capital Investment Corporation (the “Company”) entered into a First Amendment (the “Amendment”) to Senior Secured Revolving Credit Agreement (the “Credit Facility”), by and among the Company, SunTrust Bank, as a lender and the administrative agent, and the lenders named therein. The Amendment, among other things, (i) extends the maturity date of the Credit Facility from November 14, 2016 to October 1, 2018; (ii) extends the revolving period from November 12, 2015 to October 1, 2017; and (iii) reduces the applicable margin rate for LIBOR-based loans from 3.00% per annum to 2.625% per annum and reduces the applicable margin rate for other loans, which are based on an alternative reference rate, (b) a federal funds effective rate plus 0.50%, and (c) the rate per annum equal to 1% plus one-month LIBOR), from 2.00% per annum to 1.625% per annum. The Amendment also reduces the initial aggregate commitments under the Credit Facility to $120,000,000, but includes an accordion feature allowing the Company to increase the aggregate commitments up to $195,000,000, subject to new or existing lenders agreeing to participate in the increase and other customary conditions. There can be no assurances that existing lenders will agree to such an increase, or that additional lenders will join the Credit Facility to increase available borrowings.

In addition, the Amendment provides for the prepayment in full of the pro rata portion of loans owing to State Street Bank and Trust Company, which will cease to be a lender under the Credit Facility after such prepayment.

The Credit Facility as amended by the Amendment contains customary terms and conditions, including, without limitation, affirmative and negative covenants, including, without limitation, information reporting requirements, minimum shareholders’ equity, minimum liquidity, an asset coverage ratio of 2.00 to 1.00, and maintenance of RIC and business development company status. The Amendment also contains customary events of default, including, without limitation, nonpayment, misrepresentation of representations and warranties in a material respect, breach of covenant, cross-default to other material indebtedness, bankruptcy, and change in control.

Lenders under the Credit Agreement, and their respective affiliates, may from time to time receive customary fees and expenses in the performance of investment banking, financial advisory, or other services for the Company.

The above summary is not complete and is qualified in its entirety by the full text of the Credit Facility as amended by the Amendment and related documents.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On November 24, 2014, the Company issued a press release. A copy of such press release is attached hereto as Exhibit 99.1.

The information disclosed under Item 8.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 First Amendment to Senior Secured Revolving Credit Agreement dated November 21, 2014

99.1 Press release dated November 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2014	Stellus Capital Investment Corporation

	By:	/s/ W. Todd Huskinson
Name: W. Todd Huskinson
Title: Chief Financial Officer